Exhibit 99.1

Radius Health Reports Third Quarter 2014 Financial and Operating Results

Management to host conference call and audio webcast on November 11, 2014 at 8:00 am EST

Waltham, Massachusetts — November 10, 2014 (GLOBE NEWSWIRE): Radius Health, Inc. (“Radius”) (Nasdaq:RDUS), a science-driven biopharmaceutical company focused on developing new therapeutics for patients with osteoporosis as well as other serious endocrine-mediated diseases, including hormone responsive cancers, reported its financial results for the third quarter ended September 30, 2014, and provided recent corporate highlights.

“We have continued to make significant progress in the third quarter of 2014,” said Robert Ward, President and Chief Executive Officer of Radius Health. “Our Phase 3 study (ACTIVE) evaluating the investigational drug abaloparatide-SC, a synthetic peptide analog of parathyroid hormone-related protein for potential use in the reduction of fractures in postmenopausal osteoporosis has completed last patient, last visit, and we plan to announce the top-line 18-month fracture data in late December 2014.  In addition, we successfully completed a follow-on public offering on October 7, 2014, and initiated a Phase 1 maximum tolerated dose, or MTD, study of the investigational drug RAD1901, a selective estrogen receptor degrader, or SERD. The Phase 1 MTD study is designed to evaluate the tolerability, safety and pharmacokinetics of RAD1901 and to provide a pharmacodynamic assessment of estrogen receptor turnover following administration of RAD1901 using18F-estradiol positron emission tomography, or FES-PET, imaging.”

Recent Corporate Highlights

Additional Public Offering

On October 7, 2014, Radius completed an additional public offering whereby it sold 2,750,000 shares of common stock at a price of $18.25 per share, for aggregate proceeds, net of underwriting discounts, commissions, and estimated offering costs, of approximately $46.9 million.  The underwriters purchased an additional 378,524 shares by exercising a portion of the over-allotment option granted to them in connection with the offering.  As a result of the public offering and subsequent exercise of the over-allotment option, Radius received aggregate proceeds, net of underwriting discounts, commissions, and estimated offering costs of approximately $53.3 million, which will primarily be used to fund the continued development of RAD1901, development of our other product candidates and other general corporate purposes.

Investigational Drug Abaloparatide-SC

The last patient, last visit for the 18-month anabolic treatment portion of the Phase 3 clinical trial occurred during October 2014 and all continuing patients are now enrolled in the 6-month standard-of-care extension study. Radius plans to announce the top-line fracture data, including efficacy and safety data for each treatment group included in the 18-month anabolic phase, in late December 2014.  Radius will remain blinded at the patient and site level until such time as the 6-month standard-of-care extension study is completed.

If the results demonstrate that abaloparatide-SC met the study endpoints, Radius plans to use the results from this Phase 3 clinical trial to support the submission of a new drug application

(“NDA”) to the U.S. Food and Drug Administration (“FDA”) and a Marketing Authorization Application (“MAA”) to the European Medicines Agency in mid-2015.  Radius plans on providing more detail regarding the expected timing of completion of the 6-month standard-of-care extension study and subsequent submission of both an NDA and MAA in its late December 2014 announcement.

The abaloparatide-SC Phase 2 clinical study manuscript entitled “Effects of Abaloparatide, a Human Parathyroid Hormone-related Peptide Analog, on Bone Mineral Density in Postmenopausal Women with Osteoporosis”, has been accepted for publication in the Journal of Clinical Endocrinology and Metabolism.  Radius expects the publication will be available online in November 2014.

Investigational Drug RAD1901

In June 2014, Radius initiated a Phase 1 MTD study in healthy volunteers for another potential lead product candidate, investigational drug RAD1901.  At higher doses, RAD1901 is being developed for the potential treatment of metastatic breast cancer.  The Phase 1 study was designed to evaluate the tolerability, safety and pharmacokinetics of RAD1901, and used FES-PET imaging to provide a pharmacodynamic assessment of estrogen receptor turnover following administration. As of September 30, 2014, 40 subjects had completed dose escalation in the ongoing MTD study, and FES-PET imaging had been completed in a total of six subjects across two different doses.  The data indicate that each of these six subjects demonstrated, based upon FES-PET imaging, suppression of the FES-PET signal to background levels after six days of dosing.  In addition, RAD1901, at the doses that showed the suppression of the FES-PET signal, was well tolerated in these six patients.  Radius plans to commence a Phase 1b clinical study of RAD1901 for metastatic breast cancer in late 2014.

At low doses, RAD1901 acts as a selective estrogen-receptor modulator (“SERM”). Low-dose RAD1901 has shown potential to be effective for the treatment of vasomotor symptoms such as hot flashes in a successful Phase 2 proof of concept study. Radius intends to commence a Phase 2b clinical trial in vasomotor symptoms in the second half of 2015.

Anticipated Upcoming Milestones

Radius expects the following upcoming milestones and presentations:

•                  Investigational Drug Abaloparatide-SC

•                  Report top-line 18-month fracture data from the abaloparatide-SC Phase 3 clinical study in late December 2014.

•                  Submit a NDA and an MAA for abaloparatide-SC in mid-2015 if the results of the study are favorable.

•                  Investigational Drug RAD1901

•                  Commence a Phase 1b clinical study of RAD1901 in metastatic breast cancer in late 2014.

•                  Present RAD1901 data at the San Antonio Breast Cancer Symposium in December 2014.

•                  Commence a Phase 2b clinical study of RAD1901 for the potential treatment of vasomotor symptoms in the second half of 2015.

•                  Presentations

•                  Therapeutic Area Partnerships (November 2014), where the investigational drug RAD1901 has been selected by the meeting organizers (an industry speaker board and publishers of In Vivo, Startup and The Pink Sheet) as one of the “Top Oncology Projects to Watch”.

•                  Jefferies 2014 Global Healthcare Conference (November 2014).

Third Quarter 2014 Financial Results

For the three months ended September 30, 2014, Radius reported a net loss of $17.4 million, or $0.59 per share, as compared to a net loss of $20.3 million, or $65.05 per share for the three months ended September 30, 2013.  The net loss per share calculation for the three months ended September 30, 2014 includes the impact of Radius’ convertible preferred stock converting into common stock upon the completion of its initial public offering in June 2014.  The decrease in net loss for the 2014 period as compared to the 2013 period was primarily due to a decrease in research and development expenses and other (expense) income, net, partially offset by an increase in general and administrative expenses.

Research and development expenses for the three months ended September 30, 2014 were $13.8 million, compared to $15.5 million for the same period in 2013. The decrease for the 2014 period as compared to the 2013 period was primarily attributable to a decrease in the costs associated with the abaloparatide-SC Phase 3 clinical trial as it nears completion, and a decrease in the costs incurred for the development of the investigational drug abaloparatide-TD, for which a Phase 2 clinical trial was completed in September 2013.  These reductions in cost were partially offset by an increase in the costs associated with the advancement of RAD1901.

For the three months ended September 30, 2014, there was zero other (expense) income, net, as compared to $2.6 million other (expense) income, net for the same period in 2013.  Other (expense) income, net has historically reflected changes in the fair value of Radius’ stock liability, other liability and warrant liability.

General and Administrative expenses for the three months ended September 30, 2014 were $2.8 million, compared to $1.6 million for the same period in 2013.  The increase for the 2014 period as compared to the 2013 period was primarily attributable to higher legal fees and consulting support costs, as well as higher compensation costs, including non-cash stock-based compensation expense, due to an overall increase in employee headcount.

As of September 30, 2014, Radius had $68.5 million in cash, cash equivalents and marketable securities.

Conference Call and Webcast

Radius will host a conference call tomorrow at 8:00 a.m. EST to discuss its third quarter results ended September 30, 2014 and to provide a corporate update.

The live call may be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A live webcast of the conference call will be available online from the investor section of Radius’ website at www.radiuspharm.com and will be available for replay following the call for 30 days. The full text of the announcement and financial results will also be available on Radius’ website.

About Radius Health

Radius is a science-driven biopharmaceutical company developing new therapeutics for patients with advanced osteoporosis as well as other serious endocrine-mediated diseases, including hormone responsive cancers. Radius’ lead development candidate is the investigational drug, abaloparatide (BA058) for subcutaneous injection, currently in Phase 3 development for the potential use in the reduction of fracture risk in postmenopausal women with severe osteoporosis. The Radius clinical portfolio also includes an investigational abaloparatide transdermal patch for osteoporosis and the investigational drug, RAD1901, for the potential treatment of hormone driven, or hormone resistant, metastatic breast cancer. www.radiuspharm.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the benefits of RAD1901, expectations regarding clinical trials, expectations regarding abaloparatide-SC and RAD1901 in the regulatory process with the U.S. Food and Drug Administration and upcoming events and presentations, and each of the statements in the section titled “Anticipated Upcoming Milestones”.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have no product revenues; our need for additional funding, which may not be available; we are not currently profitable and may never become profitable; restrictions imposed on our business by our credit facility, and risks related to default on our obligations under our credit facility; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; product candidates for which we obtain marketing approval, if any, could be subject to restrictions or withdrawal from the market and we may be subject to penalties; failure to achieve market acceptance of our product candidates; risks related to the use of our limited resources on particular product candidates and not others; delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals; the dependence of our drug development program upon third-parties who are outside our control; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of abaloparatide-SC affected the reliability of the data from the study; our reliance on third parties to formulate and manufacture our product candidates; failure to establish additional collaborations; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; developments by competitors may render our products or technologies obsolete or non-competitive; risks related to the fact that our drugs may sell for inadequate prices or patients may be unable to obtain adequate reimbursement; effects of product liability lawsuits on commercialization of our products; failure to comply with obligations of our intellectual property licenses; failure to protect our intellectual property or failure to secure necessary intellectual property related to abaloparatide-SC, abaloparatide-TD, RAD1901 and/or RAD140; our or our licensors’ inability to obtain and maintain patent protection for technology and products; risks related to our compliance and our licensors’ compliance with patent application requirements; failure to protect the confidentiality of our trade secrets; risks related to our infringement of third parties’ rights; risks associated with intellectual property litigation, including expending substantial resources and distracting personnel from their normal responsibilities; risks related to employees’ disclosure of former employers’ trade secrets; risks associated with healthcare reform; our failure to comply with healthcare laws and regulations; our exposure to claims associated with the use of hazardous materials and chemicals; inability to successfully manage our growth; risks relating to business combinations and acquisitions; our reliance on key executive officers and advisors; our inability to hire additional qualified personnel; volatility in the price of our common stock; capital appreciation is the only source of gain for our common stock; risks related to increased costs and compliance initiatives associated with operating as a public company; our directors, executive officers and principal stockholders have substantial control over us and could delay or prevent a change in control; future sales of our common stock could depress the price of our common stock; inaccurate or unfavorable information about us could cause the price of our common stock to decline; provisions in our charter documents and Delaware law could discourage takeover attempts; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.  These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 10, 2014, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT:	Investor Relations

Barbara Ryan

FTI Consulting

Managing Director

212-850-5679

Barbara.Ryan@fticonsulting.com

Media Relations

Kimberly Ha

FTI Consulting

Senior Director

212-850-5612

Kimberly.Ha@fticonsulting.com

Condensed Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,466	$12,303
Marketable securities	52,048	—
Prepaid expenses and other current assets	1,380	334
Total current assets	69,894	12,637
Property and equipment, net	790	76
Other assets	252	45
Total assets	$70,936	$12,758

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,309	$300
Accrued expenses and other current liabilities	21,911	22,007
Current portion of note payable, net of discount	2,027	13,005
Total current liabilities	25,247	35,312

Note payable, net of current portion and discount	22,295	—
Warrant liability	—	1,945
Convertible preferred stock		252,802
Common stock, $.0001 par value; 200,000,000 shares and 100,000,000 shares authorized, 29,747,797 shares and 385,664 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3	—
Additional paid-in-capital	349,677	—
Accumulated other comprehensive loss	(10)
Accumulated deficit	(326,276)	(277,301)
Total stockholders’ equity (deficit)	23,394	(277,301)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$70,936	$12,758

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
OPERATING EXPENSES:
Research and development	$13,817	$15,543	$34,152	$49,070
General and administrative	2,836	1,621	8,045	4,643
Loss from operations	(16,653)	(17,164)	(42,197)	(53,713)
OTHER (EXPENSE) INCOME:
Other (expense) income, net	—	(2,607)	(506)	7,465
Loss on retirement of note payable	—	—	(203)	—
Interest income	35	11	42	27
Interest expense	(802)	(582)	(1,653)	(1,938)
NET LOSS	$(17,420)	$(20,342)	$(44,517)	$(48,159)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized loss from marketable securities	(11)	(3)	(10)	—
COMPREHENSIVE LOSS	$(17,431)	$(20,345)	$(44,527)	$(48,159)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS - BASIC AND DILUTED (Note 11):	$(17,420)	$(25,090)	$(53,517)	$(60,857)
LOSS PER SHARE:
Basic	$(0.59)	$(65.05)	$(4.23)	$(159.09)
Diluted	$(0.59)	$(65.05)	$(4.23)	$(159.09)

WEIGHTED AVERAGE SHARES:
Basic	29,746,426	385,688	12,651,628	382,541
Diluted	29,746,426	385,688	12,651,628	382,541